UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant
Filed by a Party other than the Registrant

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  Preliminary Proxy Statement

  Confidential, for Use of the Commission Only

  Definitive Proxy Statement

  Definitive Additional Materials

  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 000-23357

Bioanalytical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CORRECTION TO PROXY STATEMENT DELIVERED TO
SHAREHOLDERS OF BIOANALYTICAL SYSTEMS, INC.
IN CONNECTION WITH ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 17, 2005

To Shareholders of Bioanalytical Systems, Inc.:

Bioanalytical Systems, Inc. ("BASi") has delivered a proxy statement to you in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of BASi, at 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 17, 2005 at 10:00 a.m. (EST).

BASi has become aware that the Proxy Statement contains an error. On page 14 under the heading "Vote Required," the Proxy Statement incorrectly states the vote required to approve the proposed amendment to the 1997 Employee Incentive Stock Option Plan to increase the number of shares available for option grants. If a quorum is present, the proposal described in the Proxy Statement to amend the 1997 Employee Incentive Stock Option Plan will be approved if a majority of the votes cast are votes in favor of the proposal.